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                 SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, DC 20549


                              FORM 8-K


                      CURRENT REPORT PURSUANT
                   TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported)  January 27, 1999
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             REINSURANCE GROUP OF AMERICA, INCORPORATED
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       (Exact Name of Registrant as Specified in Its Charter)

                              MISSOURI
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           (State or Other Jurisdiction of Incorporation)


         1-11848                             43-1627032
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(Commission File Number)         (I.R.S. Employer Identification No.)

   660 MASON RIDGE CENTER DRIVE, ST. LOUIS, MISSOURI       63141
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       (Address of Principal Executive Offices)          (Zip Code)

                           (314) 453-7300
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        (Registrant's Telephone Number, Including Area Code)

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    (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS.

     On January 27, 1999, the Board of Directors declared a 3-for-2 stock split of the registrant's Common Stock. The stock split will be in the form of a stock dividend payable February 26, 1999 to stockholders of record on February 5, 1999. Fractional share interests will be settled in cash. As a result of the stock split, the number of shares outstanding of the Company's voting common stock ("RGA") will increase from 25,263,862 (as of January 28, 1999) to approximately 37,895,793, and the number of shares outstanding of the Company's nonvoting common stock ("RGA.A") will increase from 4,945,000 (as of January 28, 1999) to approximately 7,417,500. The Board also declared a quarterly cash dividend on post-split shares of $0.05 per share, payable February 26, 1999 to stockholders of record on February 5, 1999.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     Exhibit 99.1  -  Press Release dated January 28, 1999.



                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            REINSURANCE GROUP OF AMERICA, INCORPORATED


Date: February 1, 1999      By:
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                                   Jack B. Lay
                                   Executive Vice President and
                                   Chief Financial Officer

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                       EXHIBIT INDEX


EXHIBIT NO.            DESCRIPTION
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    99.1          Press Release dated January 28, 1999